EXHIBIT 23(a)

                                December 19, 1997





First Great-West Life & Annuity Insurance Company
125 Wolf Road, Suite 110
Albany, New York 12205

      Re:   Registration Statement on Form S-1 Registration Number 333-36917

Dear Ladies and Gentlemen:

      We have acted as counsel to First Great-West Life & Annuity Insurance Company, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the Contract described therein. We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus.

                                          Very truly yours,

                                          /s/ Jorden Burt Berenson & Johnson LLP

                                          JORDEN BURT BERENSON & JOHNSON LLP



Doc. 28129-1

                                  EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of First Great-West Life & Annuity Insurance Company on Form S-1 of our report dated November 3, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
December 19, 1997